UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 22, 2022

Enveric Biosciences, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	001-38286	95-4484725
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

Enveric Biosciences, Inc.

4851 Tamiami Trail N, Suite 200

Naples, FL 34103

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (239) 302-1707

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	ENVB	The Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry Into a Material Definitive Agreement.

On July 22, 2022, Enveric Biosciences, Inc. (the “Company”) entered into a securities purchase agreement (the “Registered Direct Securities Purchase Agreement”) with an institutional investor for the purchase and sale of 116,500 shares of the Company’s common stock (“Common Stock”), pre-funded warrants to purchase up to 258,500 shares of Common Stock (the “RD Pre-Funded Warrants”), and unregistered preferred investment options (the “RD Preferred Investment Options”) to purchase up to 375,000 shares of Common Stock (the “RD Offering”). The combined purchase price for one share of Common Stock and associated RD Preferred Investment Option is $8.00 and for a RD Pre-Funded Warrant and associated RD Preferred Investment Option is $7.9999. The RD Preferred Investment Options have an exercise price of $7.78 per share, are immediately exercisable, and will expire five and one-half years from the date of issuance. Shares of Common Stock and RD Pre-Funded Warrants issued in the RD Offering were offered pursuant to a “shelf” registration statement on Form S-3 (File No. 333-257690) previously filed with the Securities and Exchange Commission (the “SEC”) on July 2, 2021 and declared effective by the SEC on July 9, 2021, and a prospectus supplement, dated July 22, 2022, to the shelf registration statement, filed with the SEC on July 26, 2022. The gross proceeds from RD Offering was approximately $3,000,000.

Concurrently with the RD Offering, the Company entered into a securities purchase agreement (the “PIPE Securities Purchase Agreement”) with institutional investors for the purchase and sale of 116,000 shares of Common Stock, pre-funded warrants to purchase up to 509,000 shares of Common Stock (the “PIPE Pre-Funded Warrants”), and preferred investment options (the “PIPE Preferred Investment Options”) to purchase up to 625,000 shares of the Common Stock in a private placement (the “PIPE”). The combined purchase price for one share of Common Stock and associated PIPE Preferred Investment Option is $8.00 and for a PIPE Pre-Funded Warrant and associated PIPE Preferred Investment Option is $7.9999. The PIPE Preferred Investment Options have an exercise price of $7.78 per share, are immediately exercisable, and will expire five and one-half years from the date of issuance. The gross proceeds from the PIPE was approximately $5,000,000.

Under a registration rights agreement (the “Registration Rights Agreement”) with the investors in both offerings, the Company is required to file a registration statement with the Securities and Exchange Commission (the “SEC”) covering the resale of (i) the shares of the Common Stock issued in the PIPE, the shares of Common Stock issuable upon exercise of the PIPE Pre-Funded Warrants and shares of Common Stock issuable upon exercise of the PIPE Preferred Investment Options, and (ii) the shares of Common Stock underlying RD Preferred Investment Options, within 15 days of the date of the Registration Rights Agreement and to use best efforts to have the registration statement declared effective as promptly as practical, and in any event within 45 days or within 75 days in the event of a full review by the SEC.

In connection with the RD Offering and the PIPE, the Company entered into Warrant Amendment Agreements (the “Warrant Amendments”) with the investors in both offerings to amend certain existing warrants to purchase up to an aggregate of 122,000 shares of Common Stock that were previously issued to the investors, with an exercise price of $27.50 per share and expiration date of February 15, 2027. Pursuant to the Warrant Amendments, the previously issued warrants were amended, effective upon the closing of the offerings, so that the amended warrants have a reduced exercise price of $7.78 per share and expire five and one-half years following the closing of the offerings.

The RD Offering and the PIPE closed on July 26, 2022.

The Company intends to use the net proceeds received from the offerings for general working capital purposes.

H.C. Wainwright & Co., LLC (“Wainwright”) acted as the exclusive placement agent for the RD Offering and the PIPE, pursuant to the engagement letter with the Company, dated as of July 11, 2022. Upon closing of the offerings, the Company paid Wainwright a cash transaction fee equal to 7.0% of the aggregate gross proceeds to us from the offerings and reimbursement of certain expenses. The Company also issued Wainwright preferred investment options to purchase 70,000 shares of Common Stock (the “Wainwright Warrants”). The preferred investment options issued to Wainwright have substantially the same terms as the RD Preferred Investment Options and the PIPE Preferred Investments Options, except that Wainwright’s preferred investment options have an exercise price of $10.00 per share and will expire five years after the commencement of sales of the offerings.

The legal opinion of Haynes and Boone, LLP relating to the legality of the issuance and sale of the securities in the RD Offering is attached as Exhibit 5.1 to this Current Report on Form 8-K.

The foregoing description of the Registered Direct Securities Purchase Agreement, RD Preferred Investment Options, RD Pre-Funded Warrants, PIPE Securities Purchase Agreement, PIPE Preferred Investment Options, PIPE Pre-Funded Warrants, Registration Rights Agreement, Wainwright Warrants and Warrant Amendments do not purport to be complete and are qualified in their entirety by the full text of the form of Registered Direct Purchase Agreement, form of RD Preferred Investment Option, form of RD Pre-Funded Warrant, form of PIPE Securities Purchase Agreement, form of PIPE Preferred Investment Options, form of PIPE Pre-Funded Warrants, form of Registration Rights Agreement, form of Wainwright Warrants and form of Warrant Amendments, attached hereto as Exhibits 10.1, 4.3, 4.1, 10.2, 4.4, 4.2, 10.3, 4.5 and 10.4, respectively.

Item 3.02	Unregistered Sales of Equity Securities.

The information contained in Item 1.01 of this Current Report on Form 8-K in relation to (i) the RD Preferred Investment Options, (ii) Common Stock issued pursuant to the PIPE, (iii) PIPE Preferred Investment Options, (iv) Wainwright Warrants, (v) PIPE Pre-Funded Warrants, (vi) Common Stock issuable upon exercise of the PIPE Preferred Investment Options, (vii) Common Stock issuable upon exercise of the PIPE Pre-Funded Warrants and (viii) Common Stock issuable upon exercise of the Wainwright Warrants is incorporated herein by reference. Neither the issuance of the (i) the RD Preferred Investment Options, (ii) Common Stock issued pursuant to the PIPE, (iii) PIPE Preferred Investment Options, (iv) Wainwright Warrants, (v) PIPE Pre-Funded Warrants, (vi) Common Stock issuable upon exercise of the PIPE Preferred Investment Options, (vii) Common Stock issuable upon exercise of the PIPE Pre-Funded Warrants and (vi) Common Stock issuable upon exercise of the Wainwright Warrants was registered under the Securities Act of 1933, as amended (the “Securities Act”) or any state securities laws. The issuance of such securities was in reliance on the exemptions from registration provided by Section 4(a)(2) under the Securities Act and Regulation D promulgated thereunder.

Item 8.01.	Other Events.

On July 25, 2022, the Company issued a press release announcing the pricing of the $8 million registered direct and private placement offerings, priced at a premium to market under NASDAQ rules. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is hereby incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

4.1	Form of RD Pre-Funded Warrant
4.2	Form of PIPE Pre-Funded Warrant
4.3	Form of RD Preferred Investment Option
4.4	Form of PIPE Preferred Investment Option
4.5	Form of Wainwright Warrant
5.1	Legal Opinion of Haynes and Boone, LLP
10.1	Form of Registered Direct Securities Purchase Agreement
10.2	Form of PIPE Securities Purchase Agreement
10.3	Form of Registration Rights Agreement
10.4	Form of Warrant Amendment
23.1	Consent of Haynes and Boone, LLP (contained in Exhibit 5.1)
99.1	Press Release, issued July 25, 2022
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

* * *

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENVERIC BIOSCIENCES, INC.

Date:	July 26, 2022	By:	/s/ Joseph Tucker
Joseph Tucker
Chief Executive Officer